Contact: Kathleen Campbell, Marketing Director	First Citizens Community Bank
570-662-0422	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

Citizens Financial Services, Inc. Reports Second quarter 2013 Earnings

MANSFIELD, PENNSYLVANIA— July 23, 2013 – Citizens Financial Services, Inc. (OTC BB: CZFS), parent company of First Citizens Community Bank, has released its unaudited financial performance for the six months ended June 30, 2013.

For the three months ended June 30, 2013, net income totaled $3,280,000 which compares to net income of $3,753,000 for the second quarter of 2012. This represents a decrease of $473,000, or 12.6%. Earnings per share of $1.08 for the second quarter compares to $1.23 last year.  Annualized return on equity for the comparable periods was 14.77% and 18.72%, while return on assets was 1.49% and 1.69%, respectively.

For the six months ended June 30, 2013, net income totaled $6,567,000 which compares to $7,202,000 for the same period last year. This represents a decrease of $635,000, or 8.8%. Earnings per share of $2.17 decreased 7.7% from $2.35 per share last year.  Annualized return on equity for the comparable periods was 14.99% and 18.25%, while return on assets was 1.50% and 1.63%, respectively.  CEO and President Randall E. Black stated, “Our financial performance continues to remain strong and better than peer.  As expected, results for 2013 are negatively impacted by the current low interest rate environment, which has resulted in margin compression as cash flows are being invested at lower yields.”

Net interest income, before the provision for loan losses, decreased from $15,223,000 for the six months ended June 30, 2012 to $14,664,000 in 2013.  The decrease of $559,000, or 3.7%, is reflective of declining margins.  On a tax equivalent basis, the net interest margin has decreased from 4.04% last year to 3.87% this year.  The tax equivalent yields on interest earning assets decreased from 5.02% for the first six months of 2012 to 4.67% this year.  “As expected, the sluggish economy and persistent interest rate environment has continued to impact our margins.  Despite the moderate growth in interest earning assets from a year ago, particularly loans, the additional assets are added at lower rates than those assets that are maturing or re-pricing.  This has been offset somewhat by reducing our cost of funds, which has decreased from 1.14% last year to .95% this year”, added Mr. Black.

At June 30, 2013, total assets were $879.1 million, which was a decrease of $3.3 million from total assets of $882.4 million at December 31, 2012.  From year-end 2012, the investment portfolio has decreased $2.3 million to $307.9 million at June 30, 2013.  Net loans of $508.7 million as of the end of June have increased $13.1 million, or 2.6%, compared to December 31, 2012 and have increased $18.3 million from June 30, 2012.  Part of this growth has been the success in Luzerne and Lackawanna counties since opening a loan production office in the latter part of 2012.  Asset quality remains strong.  As of June 30, 2013, non-performing assets totaled $9.1 million and represented 1.77% of loans.  This compares to 1.83% as of December 31, 2012.  Through June 2013, the provision for loan loss was $225,000 compared to $210,000 recorded last year.  The annualized net charge-offs as a percent of average loans remains very low at .01%.

Stockholders’ equity totaled $88.9 million at June 30, 2013, which compares to $89.5 million at December 31, 2012. The decrease is attributable to a decrease in the unrealized gain on available for sale investment securities.  The recent increase in long-term interest rates has resulted in a decrease in the fair value of investment securities.  On June 28, 2013 a 5% stock dividend was paid to shareholders of record on June 21, 2013.  Additionally, a cash dividend of $.285 per share was also paid on June 28th, which equates to $.271 per share after giving retroactive consideration to the 5% stock dividend.  The cash and stock dividend reflects the Board of Directors’ desire to provide total shareholder return to the shareholder base.
Citizens Financial Services, Inc. has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 18 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	June 30	December 31	June 30
(in thousands except share data)	2013	2012	2012
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 7,928	$ 12,307	$ 12,525
Interest-bearing	3,642	14,026	5,243
Total cash and cash equivalents	11,570	26,333	17,768

Available-for-sale securities	307,935	310,252	323,131

Loans held for sale	796	1,458	-

Loans (net of allowance for loan losses: $6,989 at June 30, 2013;
$6,784 at December 31, 2012 and $6,650 at June 30, 2012)	508,747	495,679	490,482

Premises and equipment	11,396	11,521	11,515
Accrued interest receivable	3,821	3,816	3,800
Goodwill	10,256	10,256	10,256
Bank owned life insurance	14,427	14,177	13,919
Other assets	10,128	8,935	10,479

TOTAL ASSETS	$ 879,076	$ 882,427	$ 881,350

LIABILITIES:
Deposits:
Noninterest-bearing	$ 86,852	$ 89,494	$ 86,218
Interest-bearing	661,162	647,602	652,549
Total deposits	748,014	737,096	738,767
Borrowed funds	33,993	46,126	47,066
Accrued interest payable	964	1,143	1,222
Other liabilities	7,223	8,587	7,754
TOTAL LIABILITIES	790,194	792,952	794,809
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares at June 30, 2013, December 31, 2012 and June 30, 2012;
none issued in 2013 or 2012	-	-	-
Common stock
$1.00 par value; authorized 15,000,000 shares at June 30, 2013, December 31, 2012 and
June 30, 2012; issued 3,305,517 shares at June 30, 2013; 3,161,324 at
December 31, 2012 and 3,132,866 shares at June 30, 2012	3,306	3,161	3,133
Additional paid-in capital	23,545	16,468	15,364
Retained earnings	69,538	71,813	68,813
Accumulated other comprehensive income	(713)	4,631	4,990
Treasury stock, at cost: 267,006 shares at June 30, 2013; 262,921 shares at
December 31, 2012 and 243,784 shares at June 30, 2012	(6,794)	(6,598)	(5,759)
TOTAL STOCKHOLDERS' EQUITY	88,882	89,475	86,541
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 879,076	$ 882,427	$ 881,350

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2013	2012	2013	2012
INTEREST INCOME:
Interest and fees on loans	$ 7,141	$ 7,439	$ 14,278	$ 14,904
Interest-bearing deposits with banks	9	1	19	6
Investment securities:
Taxable	936	1,237	1,899	2,434
Nontaxable	844	920	1,713	1,874
Dividends	18	16	38	32
TOTAL INTEREST INCOME	8,948	9,613	17,947	19,250
INTEREST EXPENSE:
Deposits	1,287	1,555	2,615	3,221
Borrowed funds	310	393	668	806
TOTAL INTEREST EXPENSE	1,597	1,948	3,283	4,027
NET INTEREST INCOME	7,351	7,665	14,664	15,223
Provision for loan losses	75	105	225	210
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	7,276	7,560	14,439	15,013
NON-INTEREST INCOME:
Service charges	1,079	1,129	2,103	2,207
Trust	169	151	370	324
Brokerage and insurance	121	75	213	225
Gains on loans sold	50	131	161	185
Investment securities gains, net	98	213	294	321
Earnings on bank owned life insurance	126	126	250	250
Other	100	104	204	233
TOTAL NON-INTEREST INCOME	1,743	1,929	3,595	3,745
NON-INTEREST EXPENSES:
Salaries and employee benefits	2,795	2,668	5,600	5,421
Occupancy	312	314	654	624
Furniture and equipment	113	96	215	202
Professional fees	188	224	417	492
FDIC insurance	113	115	225	238
Pennsylvania shares tax	182	160	365	326
Other	1,129	988	2,178	2,090
TOTAL NON-INTEREST EXPENSES	4,832	4,565	9,654	9,393
Income before provision for income taxes	4,187	4,924	8,380	9,365
Provision for income taxes	907	1,171	1,813	2,163
NET INCOME	$ 3,280	$ 3,753	$ 6,567	$ 7,202

PER COMMON SHARE DATA:
Net Income - Basic	$ 1.08	$ 1.23	$ 2.17	$ 2.35
Net Income - Diluted	$ 1.08	$ 1.23	$ 2.16	$ 2.35
Cash Dividends Paid	$ 0.271	$ 0.283	$ 0.543	$ 0.562

Number of shares used in computation - basic	3,031,279	3,058,663	3,032,491	3,063,500
Number of shares used in computation - diluted	3,032,857	3,060,072	3,033,272	3,064,124

Financial Highlights

	Three Months Ended		Six Months Ended
	June 30		June 30
	2013	2012	2013	2012
Performance Ratios and Share Data:
Return on average assets (annualized)	1.49%	1.69%	1.50%	1.63%
Return on average equity (annualized)	14.77%	18.72%	14.99%	18.25%
Net interest margin (tax equivalent)	3.85%	4.03%	3.87%	4.04%
Cash dividends paid per share	$ 0.271	$ 0.283	$ 0.543	$ 0.562
Earnings per share - basic	$ 1.08	$ 1.23	$ 2.17	$ 2.35
Earnings per share - diluted	$ 1.08	$ 1.23	$ 2.16	$ 2.35
Number of shares used in computation - basic	3,031,279	3,058,663	3,032,491	3,063,500
Number of shares used in computation - diluted	3,032,857	3,060,072	3,033,272	3,064,124

Balance Sheet Highlights (dollars in thousands):	June 30, 2013	December 31, 2012	June 30, 2012

Assets	$ 879,076	$ 882,427	$ 881,350
Investment securities:
Available for sale	307,935	310,252	323,131
Loans (net of unearned income)	515,736	502,463	497,132
Allowance for loan losses	6,989	6,784	6,650
Deposits	748,014	737,096	738,767
Stockholders' Equity	88,882	89,475	86,541
Non-performing assets	9,129	9,189	9,403
Non-performing assets to total loans	1.77%	1.83%	1.89%
Annualized net charge-offs to total loans	0.01%	0.02%	0.02%
Average Leverage Ratio	10.18%	9.70%	9.20%
Common shares outstanding	3,038,511	2,898,402	2,881,266
Book value per share	$ 29.49	$ 27.89	$ 26.64